UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022 (September 2, 2022)

PRINCETON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00710	46-3516073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

800 Turnpike Street Suite 300 North Andover, Massachusetts	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 794-3366

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01. Entry into a Material Definitive Agreement.

Settlement Agreement

As previously disclosed in Princeton Capital Corporation’s (the “Company”) prior filings with the Securities and Exchange Commission (the “SEC”), on March 14, 2019, the Company filed a lawsuit (the “State Litigation”) in the 165th District Court of Harris County, Texas (the “Texas District Court”) against Great Value Storage, LLC (“GVS”), World Class Capital Group, LLC (“World Class”), and Natin Paul. GVS is one of the Company’s portfolio companies. The State Litigation is captioned as Princeton Capital Corporation v. Great Value Storage, et al., Case No. 2019-18855. On March 9, 2021, the Texas District Court ordered that GVS and World Class were liable to the Company for contract damages of $9,759,713.84 and attorneys’ fees of $150,887.50 (the “Judgment”). On September 8, 2021, the court granted the appointment of a receiver.

As also previously disclosed in the Company’s prior filings with the SEC, certain affiliated parties of GVS, including GVS Texas Holdings I, LLC, have filed a voluntary petition for relief (the “Bankruptcy Cases”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). On April 27, 2022, the Company commenced an adversary proceeding in the Bankruptcy Court captioned Princeton Capital Corporation v. GVS Texas Holdings I, LLC, et al, Adv. Proceeding No. 22-03043 (the “Adversary Proceeding”) alleging causes of action against certain related parties for, among other things, fraudulent transfer and breach of contract.

On September 2, 2022, the Company, Natin Paul (on behalf of himself individually and on behalf of all entities that he either owns or controls), Natin Paul (on behalf of all adversary defendants in the Adversary Proceeding), Natin Paul (on behalf of the reorganized debtors in the Bankruptcy Cases), World Class Holdings I, LLC, and Phoenix Lending, LLC, as the Assignee of the Transaction Documents (including certain Promissory Notes) that were the subject of the State Litigation, entered into a settlement, assignment and acceptance agreement (the “Settlement Agreement”) pursuant to which, pending approval by the Bankruptcy Court and certain other conditions precedent, the Assignee will pay to the Company the amount of $11,372,698.89 within three (3) days after the Bankruptcy Court’s approval and the completion of certain other conditions precedent set forth in the Settlement Agreement, in exchange for (i) duly endorsed Transaction Documents, (ii) notices of dismissal with prejudice in the Adversary Proceeding, (iii) notices of the assignment of the Promissory Notes and Judgment, and (iv) notices withdrawing certain claims by the Company.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is expected to be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: September 9, 2022

PRINCETON CAPITAL CORPORATION

By:	/s/ Gregory J. Cannella
	Name:	Gregory J. Cannella
	Title:	Chief Financial Officer

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